PROMISSORY NOTE


$60,000                          Portland, Oregon              December 10, 2001


            1. Promise to Pay. For value received, the undersigned, William W. Sherertz ("Maker"), promises to pay, in lawful money of the United States, to Barrett Business Services, Inc., a Maryland corporation ("Holder"), at 4724 SW Macadam Avenue, Portland, Oregon 97201, the unpaid principal balance of this Note, which total unpaid principal amount shall not exceed Sixty Thousand Dollars ($60,000), together with interest on the principal balance, from time to time, outstanding at the interest rate hereinafter provided, in the manner hereinafter described. This Note is given to evidence Maker's obligation to repay all sums which Holder may, from time to time, advance to Maker hereunder ("Advances").

            2. Principal Balance. The unpaid principal balance of all Advances on this Note ("Principal Balance") at one time shall not exceed Sixty Thousand Dollars ($60,000).

            3. Line of Credit Provisions (Advances). Holder may, from time to time, advance sums to the Maker. No Advances shall be made which create a maximum amount outstanding at any one time which exceed Sixty Thousand Dollars ($60,000). However, Advances hereunder may be borrowed, repaid, and reborrowed and the aggregate Advances loaned hereunder, from time to time, may exceed such maximum. Each Advance hereunder shall be made at the sole option of Holder. Any Advance that is made shall become part of this Note. Holder's records shall, at any time, be conclusive evidence of the unpaid balance and interest owing on this Note.

            4. Interest. Maker promises to pay interest on the Principal Balance at a per annum rate which is equal to Wells Fargo Bank's (the "Bank") prime rate less 1.50 percentage points. For example, if the Bank's prime rate is five percent (5%) and the Maker has promised to pay a rate which is 1.5 percentage points below the Bank's prime rate, the interest rate is three and one-half percent (3.5%). The interest rate shall be adjusted without notice effective on the day the Bank's prime rate changes. All interest will be computed at the applicable rate based on a 360 day year and applied to the actual number of days elapsed, commencing with the date of Advance.

            5. Payment:

            5.1 Principal shall be paid on demand.

            5.2 Interest shall be paid at the time principal is due.

            6. Waiver. To the extent permitted by law, each and every maker, surety, guarantor, endorser, or signator to this Note, in whatever capacity, hereby waives presentment, demand, protest, notice of dishonor and all other notices, and agrees that Holder may exercise Holder's rights hereunder in any order and at any time, and may, without notice to or consent of any such person, and without in any way diminishing the obligations of any such person deal

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with  any  such  person  with  reference  to this  Note  by way of  forbearance, extension, modification, compromise, or otherwise. Any such action(s) taken under the preceding sentence may be taken against one, all, or some of such persons, and Holder may take any such action against one differently than another of such persons, in Holder's sole discretion.

            7. Default; Default Rate. Time is material and of the essence hereof with respect to the payment of any sums of any nature by and the performance of all duties or obligations of the Maker. Each of the following shall be an Event of Default under this Note: (a) failure to make any payment of principal and/or interest or any other payment required by the provisions of this Note on the date such payment or payments are due and such payment or payments shall remain unpaid for 30 days after written notice from Holder; (b) failure to perform any other provision of this Note; or (c) falsity in any material respect of any representation, warranty, or information furnished by Maker or Maker's agents to Holder in connection with the loan evidenced by this Note (the "Loan"). Upon the occurrence of any Event of Default, any sum not paid as provided in this Note, shall, at the option of Holder, without notice, bear interest from such due date at a rate of interest (the "Default Rate") equal to two (2) percentage points per annum greater than the then interest rate, or the maximum rate of interest permitted by law, whichever is the lesser, and, at the option of Holder, the unpaid balance of principal, accrued interest, plus any other sums due under this Note shall at once become due and payable, without notice except as described in paragraph 13, and shall bear interest at the Default Rate.

            8.    Acknowledgments Regarding Default Rate.

            8.1 Maker acknowledges and agrees that (i) a default in making the payments herein agreed to be paid when due will result in the Holder incurring additional expense in servicing the Loan, loss to Holder of the use of the money due, and in frustration to Holder in meeting Holder's other commitments, (ii) if for any reason Maker fails to pay any amounts due hereunder, Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages, and (iii) the Default Rate described in this Note is a reasonable estimate of such damages.

            8.2 Maker represents that Maker fully understands the effect of the charges, waiver, and agreement contained above. Maker acknowledges and agrees that the making of the Loan by Holder at the interest rate and with the other terms described herein is sufficient consideration for such charges, waiver, and agreement, and that Holder would not make this Loan on these terms without such charges, waiver, and agreement.

            9. Expenses and Attorneys Fees. If Holder is the prevailing party in any litigation instituted in connection with the Note; or if Holder or any other person initiates any judicial or nonjudicial action, suit, or proceeding in connection with the Note and an attorney is employed by Holder to (a) appear in any action, suit, or proceeding, or (b) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Holder's interest in the Note (including, but not limited to, proceedings at appellate levels, under federal bankruptcy law, under probate proceedings, or in connection with any state or federal tax lien), then, in any such event, Maker shall pay attorneys fees and costs and expenses incurred by Holder and/or Holder's attorney in connection with the above-mentioned events and any appeals related to such events, including, but not limited to, costs. If not paid within ten (10) days after such fees, costs, and

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expenses  become due and written  demand for  payment is made upon  Maker,  such amount may, at Holder's option, be added to the principal of the Note and shall bear interest at the Default Rate.

            10. No Usury. In no event shall any payment of interest or any other sum payable hereunder both (a) violate the usury laws of this state and (b) allow Maker to bring a claim for usury or raise usury as a defense in any action on this Note. If it is established that both (a) and (b) have occurred, and any payment exceeding lawful limits has been received, Holder shall refund such excess or, at Holder's option, credit the excess amount to principal, but such payments shall not affect the obligation to make periodic payments required herein.

            11. Security. The indebtedness evidenced by this Note is not secured.

            12. Due on Transfer:

            12.1 The Loan is personal to Maker and not assignable. In making it, Holder has relied on Maker's credit and the financial market conditions at the time the Loan is made. In the event of an assignment, conveyance, or transfer of this Note, directly or indirectly, either voluntarily, involuntarily, or by operation of law, Holder may declare the entire balance of this Loan immediately due and payable.

            12.2 Assumption shall NOT release Maker or successor in interest from personal liability for payment and performance of the terms and conditions of this Note.

            13. Notice and Opportunity to Cure. Notwithstanding any other provision of this Note, Holder shall not accelerate the sums evidenced hereby because of a Nonmonetary Default (defined below) by Maker unless Maker fails to cure the default within 30 days of the date on which Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "Nonmonetary Default" means a failure by Maker or any other person or entity to perform any obligation contained in the Note, other than the obligation to make payments provided for in the Note. If a Nonmonetary Default is capable of being cured and the cure cannot reasonably be completed within the 30 day cure period, the cure period shall be extended up to 60 days so long as Maker has commenced action to cure within the 30 day cure period, and in Holder's opinion, Maker is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate Holder to forbear in any other manner from exercising Holder's remedies and Holder may pursue any other rights or remedies which Holder may have because of a default.

            14. Commercial Purposes. The obligation evidenced by this Note is exclusively for commercial or business purposes.

            15. Governing Law. The law of the state of Oregon shall govern the validity, interpretation, construction and performance of this Note.


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            16.  Successors  and  Assigns.   Whenever  used  herein,  the  words
"undersigned," "Maker," and "Holder" shall be deemed to include their respective heirs, personal representatives, successors, and assigns.

            Maker:                         /s/ William W. Sherertz
                                          -----------------------------------
                                          William W. Sherertz



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